                                                                   Exhibit 10.15

                                                                 August 31, 2004


                           HAYNES INTERNATIONAL, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

Dear Francis J. Petro:

     You are hereby granted an option (the "Option") to purchase 200,000 Shares of Haynes International, Inc. (the "Company") pursuant to the Haynes International, Inc. Stock Option Plan, dated as of August 31, 2004 (the "Plan"), upon the following terms and conditions of this Nonqualified Stock Option Agreement ("Agreement"):

     1. PURCHASE PRICE OF THE OPTION. The purchase price of the Shares subject to the Option is $12.80 per Share which is equal to the Fair Market Value per Share as of the date of this Agreement. You must pay this purchase price by personal or bank cashier's check at the time the Option is exercised; provided, however, that, with the approval of the Committee, you may exercise the Option by (i) tendering to the Company certificates representing whole Shares owned by you duly endorsed for transfer, (ii), surrendering a sufficient portion of the vested Option based on the difference between the exercise price of the Option and the Fair Market Value at the time of exercise of the Shares subject to the Option, or (iii) any combination of (i) and/or (ii) and cash, together having a Fair Market Value at the time of exercise equal to the exercise price of the Shares with respect to which the Option is exercised. For this purpose, any Shares so tendered or withheld shall be deemed to have a Fair Market Value as determined under the Plan.

     To exercise the Option, you must send written notice to the Committee at the address provided in SECTION 11 of this Agreement. Such notice shall: (1) state the number of Shares being purchased pursuant to the Option; (2) be signed by the person or persons exercising the Option; and (3) be accompanied by payment of the full purchase price of such Shares (as provided above). Certificates evidencing Shares of the Company shall not be delivered to you until an appropriate notice has been delivered and payment in full has been made and received by the Company.

     2. OPTION TERM AND VESTING. The term of the Option (the "Option Term") shall be a period of ten (10) years from the date of this Agreement, subject to earlier termination as provided in SECTIONS 3 and 4 or as may be provided in the Plan. Except as otherwise provided below in SECTION 3 or 4, which provide for accelerated vesting under certain circumstances, the Option shall become vested and exercisable with respect to 33-1/3 percent of the total number of Shares covered by the Option on August 31, 2005 and with respect to an additional 33-1/3 percent on each of August 31, 2006 and August 31, 2007, respectively. When the Option becomes exercisable with respect to any Shares, those Shares may be purchased at any time, or from time to time, in whole or in part, until the Option Term expires.

     3.     TERMINATION OF EMPLOYMENT.

            (a) Notwithstanding the vesting schedule set forth in SECTION 2, if you cease to be the CEO of the Company and all of its Subsidiaries due to Termination for Cause, all outstanding Options whether vested or unvested shall be void and deemed to be forfeited upon the date your employment ceases by reason of Termination for Cause and shall not be exercisable to any extent whatsoever. If you terminate employment during the employment term under your employment agreement without Good Reason, the unvested portion of the Option, shall terminate immediately and the vested portion of the Option shall remain exercisable for thirty (30) days following the date of such termination of employment, but in no event later than the expiration of such Option as specified in this Agreement. If the Option is not exercised during this period, it shall be void and deemed to have been forfeited and be of no further force or effect.

            (b) If you cease to be the CEO of the Company and all of its Subsidiaries for any reason other than Cause or for Good Reason, the unvested portion of the Option shall immediately vest and become exercisable and the Option shall remain exercisable for one (1) year following such termination, but not later than the expiration of the Option Term. If you do not exercise such Option during such period, the Option shall be void and deemed to have been forfeited upon the expiration of such period and shall be of no further force or effect. If your employment terminates upon expiration of the employment term under your existing or a subsequent employment agreement, the unvested portion of the Option shall terminate immediately and the vested portion of the Option shall remain exercisable for ninety (90) days following termination of employment, but in no event later than the expiration of the Option Term. If the Option is not exercised during this period, it shall be void and deemed to have been forfeited and be of no further force or effect.

            (c) If you cease to be the CEO of the Company and all of its Subsidiaries by reason of your death, Disability or Retirement, the unvested portion of the Option shall immediately vest and become exercisable and the Option shall remain exercisable for one (1) year following the date of death or Disability and for six (6) months following the date of Retirement, but not later than the expiration of the Option Term. If you, or your authorized representative in the case of death, do(es) not exercise the Option during such period, the Option shall be void and deemed to have been forfeited upon the expiration of such period and shall be of no further force or effect.

            (d) In the event of your Disability or death and only if price quotations for the Shares are not available on any exchange or national market system, you or the beneficial holder of the Option, as the case may be, shall have the right during the exercise period provided in SECTION 3(c) above to demand that the Company purchase the vested portion of the Option from you, or such beneficial holder, at a value equal to the value of the difference between the Fair Market Value of the Shares and the exercise price of such Option.

     4.     ADJUSTMENTS; CHANGE IN CONTROL.

            (a) The Option may be adjusted or terminated in any manner as contemplated in the Plan.

            (b) Unless the Committee determines otherwise in accordance with the terms of the Plan or except as otherwise provided in Section 11 of the Plan, the vesting of the Option shall not accelerate upon the occurrence of a Change in Control.

            (c) Except as provided herein, the Option may be exercised in whole at any time or in part at any time to the extent that the Shares under the Option are then exercisable. In no event, however, may the Option be exercised after the expiration of the Option Term, as described in
     Section 6, below.

     5. TRANSFER RESTRICTIONS. The Option is non-transferable otherwise than by will or the laws of descent and distribution. It may be exercised during your lifetime only by you, or if you die, by your executor, administrator, or person(s) to whom the Option is transferred by will or the applicable laws of descent and distribution in accordance with SECTION 3.

     6. EXPIRATION OF AGREEMENT. All rights to exercise the Option shall expire, in any event, upon the expiration of the Option Term.

     7. SHARE CERTIFICATES. Certificates evidencing Shares issued upon any exercise of the Option may bear a legend setting forth among other things such restrictions on the disposition or transfer of the Shares as the Company may deem appropriate to comply with federal and state securities laws.

     8. IMPACT OF AGREEMENT ON YOUR EMPLOYMENT. Nothing contained in this Agreement or the Plan shall restrict the right of the Company or any of its Subsidiaries to terminate your employment at any time with or without Cause subject to any written employment agreement.

     9. AGREEMENT IS SUBJECT TO PLAN. This Agreement is subject to all terms, provisions and conditions of the Plan, which is incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

     10. NATURE OF THE OPTION. This Agreement is intended to grant a Nonqualified Option.

     11. NOTICE. All notices sent by you to the Company and your exercise of the Option shall be addressed to Haynes International, Inc., 1020 West Park Avenue, P.O. Box 9013, Kokomo, IN 46902, ATTENTION: Compensation Committee, or such other address as the Company may from time to time specify.

     12. SECURITIES LAWS. Notwithstanding anything contained in this Agreement or in the Plan to the contrary, the Option may not be exercised until all applicable federal and state securities requirements pertaining to the offer and sale of the securities issued pursuant to the Plan have been met and the Company has been advised by counsel satisfactory to the Company that all applicable requirements have been met. If requested by the Committee, you agree to deliver to the Company such signed representations and covenants as may be necessary, satisfactory to the Company in the opinion of counsel, for compliance with applicable federal and state securities laws and such other instruments and agreements as the Committee may reasonably request.

     13. WITHHOLDING. The Company shall have the right to withhold from your regular cash compensation or from any payments under this Agreement, or require you to submit, amounts sufficient to satisfy any federal, state or local income or employment tax withholding requirements arising from your exercise of any rights under this Agreement or make such other arrangements satisfactory to the Company with regard to such taxes, including the withholding of Shares of common stock that are subject to the Option, at such time as the Company deems necessary or appropriate for compliance with such federal, state or local laws.

     14. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Plan.

                                           Very truly yours,

                                           HAYNES INTERNATIONAL, INC.


                                            /s/ John C. Corey
                                           ---------------------------------
                                           Chairman of the Board